Exhibit 10.55

NONQUALIFIED STOCK OPTION AGREEMENT

INSPIREMD, INC.

2021 EQUITY COMPENSATION

1. Grant of Option. Pursuant to the InspireMD, Inc. 2021 Equity Compensation Plan (the “Plan”) for key Employees, key Contractors, and Outside Directors of InspireMD, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (collectively, the “Group”), the Company grants to

[*]

(the “Participant”),

an option (the “Option” or “Stock Option”) to purchase a total of [*] full shares of Common Stock of the Company (the “Optioned Shares”) at an “Option Price” equal to $[*] per share (being equal to the Fair Market Value per share of the Common Stock on the Date of Grant).

The “Date of Grant” of this Stock Option is [*]. The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant, unless terminated earlier in accordance with Section 4 below.

To receive this Award, the Participant must sign this Nonqualified Stock Option Agreement (this “Agreement”) and return it to the Company by [*]. By signing this Agreement, the Participant agrees to be bound by the terms and conditions herein, the Plan and any and all conditions established by the Company in connection with Awards issued under the Plan, and the Participant further acknowledges and agrees that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Company directly or indirectly, or give rise to any cause of action at law or in equity against the Company. Furthermore, the Participant acknowledges that he/she is a member of the Scientific Advisory Board of the Company (“SAB) and that this Award is made to the Participant solely in relation to his/her work as a member of the SAB.

2. Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Stock Option Agreement (this “Agreement”). The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Administrator and communicated to the Participant in writing.

3. Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested and the Stock Option shall be exercisable as follows:

a)	Active participation as an advisory to the company per the consulting agreement executed on between InspireMD Ltd. and [*] on Year 1 = 15%, Year 2 = 15%, Year 3 = 15%
b)	Completion of Primary Stroke Protocol Synopsys = 10%
c)	Enrollment in CGuardian IDE trial as investigator = 10%
d)	Participation in Strategic Advisory Board for minimum of 12 month = 10%
e)	Approval of IDE “Stroke Study” by the FDA = 10%
f)	Complete successful recruitment/completion of Stroke IDE Trial = 15%

Notwithstanding the foregoing, if the Participant’s Termination of Service is due to death, Total and Permanent Disability, Retirement or by action of the Company without Cause (as defined in Section 4.b. below) at any time during the two year period beginning on a Change in Control, the total Optioned Shares not previously vested shall thereupon immediately become fully vested and exercisable as of the Termination Date.

In the event that (i) a Change in Control occurs, and (ii) this Agreement is not assumed by the surviving corporation or its parent, or the surviving corporation or its parent does not substitute its own option for this Stock Option, then immediately prior to the effective date of such Change in Control, the total Optioned Shares not previously vested shall thereupon immediately become vested and this Stock Option shall become fully exercisable, if not previously so exercisable.

4. Term; Forfeiture.

a. Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested on the date of the Participant’s Termination of Service, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:

i. 5 p.m. on the date the Option Period terminates;

ii. 5 p.m. on the date which is six (6) months following the date of the Participant’s Termination of Service due to death;

iii. 5 p.m. on the date which is twelve (12) months following the date of the Participant’s Termination of Service due to the Participant’s Total and Permanent Disability or Retirement with the consent of the Administrator;

iv. 5 p.m. on the date which is ninety (90) days following the date of the Participant’s Termination of Service by the Company without Cause (as defined below);

v. immediately upon the Participant’s Termination of Service by the Company for Cause;

vi. 5 p.m. on the date which is ninety (90) days following the date of the Participant’s Termination of Service for any reason not otherwise specified in this Section 4.a.;

vii. 5 p.m. on the date which is twelve (12) months following the date of the Participant’s Retirement,; and

vii. 5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

Any reference in this agreement to a specific time shall refer to the time zone in which a Participant is residing as of the date in question.

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b. For the purposes hereof, “Cause” shall mean, unless otherwise defined in an employment agreement with respect to the termination of the Participant’s employment with the Company (in which case such cause definition and process shall apply in lieu of this paragraph), the occurrence of one or more of the following events, as determined by the Committee in its good faith: (i) misconduct or material failure or refusal to perform (other than by reason of disability or an approved leave of absence), or substantial negligence in the performance of, his or her duties and responsibilities to the Company or any member of the Group; (ii) the Participant’s material breach of any restrictive covenant agreement between the Participant and any member of the Group; (iii) the Participant’s commission of an act or acts constituting a felony or any crime involving moral turpitude or that has or reasonably could be expected to have an adverse effect on any member of the Group, including economically or reputationally; (iv) the Participant’s commission of fraud, embezzlement, theft or other act involving dishonesty; (v) other conduct by the Participant that is or could be reasonably expected to be materially harmful to the business interests or reputation of any member of the Group; (vi) the Participant’s breach of a fiduciary duty owed to the Company or a member of the Group, including acting in conflict with the business interests of any member of the Group; or (vii) the Participant’s material breach of this Agreement or an employment policy or code of conduct of member of the Group. If, within six months following the Participant’s Termination of Service for any reason other than for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by the Participant and his or her permitted transferees in connection with the Optioned Shares following such Termination that would have been forfeited under the Plan had such Termination been for Cause.

5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or personal or legal representative. If the Participant’s Termination of Service is due to death prior to the dates specified in Section 4.a. hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the personal representative of such Participant’s estate may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4.a. hereof ; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and Applicable Laws, rules, and regulations.

It is acknowledged by the Participant that the Stock Option and any benefit stemming therefrom shall be considered as income received as a result of employment by the Group. The Participant, will therefore be taxed according to the tax laws applicable to the Participant. Such tax shall be deducted at source by the Company at the mandatory date provided in the tax law applicable to the Participant, and the Participant hereby irrevocably authorizes and empowers the Company to deduct at source such tax(es) and transfer them to the applicable tax authority.

6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

7. Manner of Exercise. Subject to such administrative regulations as the Administrator may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Administrator setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least two (2) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable in cash or by certified check in the manner prescribed in Article 8 of the Plan.

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Upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s e (or such person as designated in writing by the personal representative of the Participant’s estate in the event of the Participant’s death) promptly after the Exercise Date, unless the Participant, or such other person, requests, in writing, delivery of the certificates for the Common Stock, as provided in the Plan and in accordance with the procedures established by the Administrator. The obligation of the Company to register or deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Administrator.

Subject to Section 8, If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Optioned Shares may be forfeited by the Participant.

8. Automatic Exercise. To the extent the vested and exercisable portion of the Stock Option remains unexercised as of 5 p.m. on the date the Stock Option expires as determined in accordance with Section 4 above, that portion of the Stock Option will be exercised without any action by the Participant in accordance with the terms of this Agreement if the Fair Market Value of all the vested Option Shares on that date is at least $100 (USD) greater than the sum of the Option Price for all the vested Option Shares. In such case, the Option Price shall be satisfied in the method determined by the Committee in its sole discretion, including whether or not by a net exercise.

9. Nonassignability. The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

10. Clawback. Notwithstanding Sections 3, 4 and 7, if the Participant is an executive officer (as defined under U.S. Securities and Exchange Commission rules) of the Company at any time after the Date of Grant and the Company is required to restate its financial statements, then the Committee may, in its sole and absolute discretion, at any time within two years following such restatement, require the Participant to, and the Participant shall immediately upon notice of such Committee determination, return to the Company any Optioned Shares or shares of Common Stock received by the Participant under this Agreement and pay to the Company in cash the amount of any proceeds received by the Participant from the disposition or transfer of, and any dividends or other distributions of cash or property received by the Participant with respect to, any Optioned Shares or shares of Common Stock under this Agreement, in each case during the period commencing two years before the beginning of the restated financial period and ending on the date of such Committee determination. In addition, any portion of the Option or the Optioned Shares that is not vested or has not been exercised by the Participant on the date that the Committee makes such determination shall be immediately and irrevocably forfeited. The Committee shall have the authority and discretion to make any determination regarding the specific implementation of this Section 10 with respect to the Participant. In addition to this Section 10, this Agreement, the Option and the Optioned Shares shall be fully subject to the terms and conditions of any “clawback” or compensation recovery policy that may later be adopted by the Company in its discretion or imposed under Applicable Laws, each as may be amended and in effect from time to time.

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11. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any of the Optioned Shares until the issuance of a certificate or certificates to the Participant, or the registration of such shares in the Participant’s name, for the shares of Common Stock. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in this Agreement or the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. The Participant, by executing this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

12. Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Article 8 of the Plan.

13. Investment Representation. Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by executing this Agreement, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to the Participant in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

14. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for review by the Company, and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

15. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Israel law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

16. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or the Group, whether as an Employee, Contractor, or Outside Director, or interfere with or restrict in any way the right of the Company or the Group to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

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19. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

22. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

23. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

24. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.

4 Menorat Hamaor St., 3rd Floor

Tel Aviv, Israel 6744832

Attn:	Craig Shore
Fax:	+97236917692

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

25. Tax Requirements. The Participant is hereby advised to consult immediately with a personal tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Participant may elect to have the Company withhold an additional amount up to the maximum statutory amount in accordance with Company procedures, provided such withholding does not trigger liability accounting under applicable accounting rules. The Company may, in its sole discretion or as required under any Applicable Law, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the registration or delivery of any certificate representing shares of Common Stock. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

* * * * * * * *

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

THE COMPANY:

INSPIREMD, INC.

By:
Name:	Craig Shore
Title:	Chief Financial Officer

THE PARTICIPANT:

Signature

Name:

Address:

Date of Signature:

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